Exhibit 4.19.1

SCHEDULE OF EQUITY PLEDGE AGREEMENTS AMONG CERTAIN PRC SUBSIDIARY OF FANG

HOLDINGS LIMITED AND SHAREHOLDERS OF A CONSOLIDATED CONTROLLED ENTITY

	Date of Agreement	Pledgee	Pledgor	Consolidated Controlled Entity	Pledgor’s Equity Interest in Consolidated Controlled Entity	Date of Service Agreement	End Date of Pledge

1.	December 20, 2015	Jia Tian Xia Network Technology Co., Ltd.	Tianquan Mo Jiangong Dai	Beijing Jia Tian Xia Advertising Co., Ltd.	80% 20%	December 20, 2015	December 20, 2025

2.	December 20, 2015	Jia Tian Xia Network Technology Co., Ltd.	Tianquan Mo	Beijing Hua Ju Tian Xia Network Technology Co., Ltd.	100%	December 20, 2015	December 20, 2025

3.	December 20, 2015	Jia Tian Xia Network Technology Co., Ltd.	Tianquan Mo Jiangong Dai	Beijing SouFun Internet Information Service Co., Ltd.	80% 20%	December 20, 2015	December 20, 2025

4.	May 15, 2018	Beijing Tuo Shi Huan Yu Network Technology Co., Ltd.	Tianquan Mo Jiangong Dai	Beijing Century Jia Tian Xia Technology Development Co., Ltd.	80% 20%	May 15, 2018	May 15, 2028

5.	December 20, 2015	Jia Tian Xia Network Technology Co., Ltd.	Tianquan Mo Jiangong Dai	Beijing Li Tian Rong Ze Technology Development Co., Ltd.	80% 20%	December 20, 2015	December 20, 2025

6.	May 15, 2018	Beijing Tuo Shi Huan Yu Network Technology Co., Ltd.	Tianquan Mo Jiangong Dai	Beijing SouFun Science and Technology Development Co., Ltd.	80% 20%	May 15, 2018	Two years after the expiry of the exclusive technical consultancy and services agreement between Beijing Tuo Shi Huan Yu and Beijing Technology

7.	May 15, 2018	Beijing Tuo Shi Huan Yu Network Technology Co., Ltd.	Tianquan Mo Jiangong Dai	Beijing Yi Ran Ju Ke Technology Development Co., Ltd.	80% 20%	May 15, 2018	May 15, 2028

8.	May 15, 2018	Beijing Tuo Shi Huan Yu Network Technology Co., Ltd.	Tianquan Mo Jiangong Dai Beijing Century Jia Tian Xia Technology Development Co., Ltd.	Shanghai Century Jia Tian Xia Technology Development Co., Ltd.	1.6% 0.4% 98%	May 15, 2018	May 15, 2028

9.	May 15, 2018	Beijing Tuo Shi Huan Yu Network Technology Co., Ltd.	Tianquan Mo Jiangong Dai	Shanghai China Index Consultancy Co., Ltd.	80% 20%	May 15, 2018	May 15, 2028

10.	December 30, 2016	Beijing SouFun Network Technology Co., Ltd.	Tianquan Mo Jiangong Dai	Beijing Gu Tian Xia Information Co., Ltd.	96.875% 3.125%	December 30, 2016	December 30, 2026